Exhibit J

March 18, 2016

Minister of Finance

Ministry of Finance

Federative Republic of Brazil

Esplanada dos Ministérios

Bloco P

70048-900, Brasília-DF

BRAZIL

Re:	Federative Republic of Brazil
Registration Statement No. 333-181500

Ladies and Gentlemen:

I, Fabiani Fadel Borin, Attorney of the Office of the Attorney General of the National Treasury of the Ministry of Finance of the Federative Republic of Brazil (“Brazil”), have reviewed the above-referenced Registration Statement (the “Registration Statement”), including the Prospectus dated September 16, 2015, the Prospectus Supplement dated March 10, 2016 constituting a part thereof, the Indenture, dated as of July 2, 2015 (the “Indenture”), between Brazil and The Bank of New York Mellon, including the form of debt securities attached thereto, previously filed as part of Brazil’s Annual Report for the fiscal year ended December 31, 2014 on Form 18-K, and made a part of the Registration Statement, and the Underwriting Agreement, dated March 10, 2016 (the “Underwriting Agreement”), between Brazil, on the one hand, and J.P. Morgan Securities LLC, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives for the several underwriters named therein, on the other hand, pursuant to which Brazil proposes to issue its 6.00% Global Bonds due 2026 (the “Global Bonds”).

The issuance of the Global Bonds has been authorized pursuant to Resolution No. 20 dated November 16, 2004 of the Federal Senate of Brazil, enacted pursuant to Article 52 of the Constitution of the Federative Republic of Brazil.

It is my opinion that the Global Bonds have been duly authorized, and when executed and delivered by Brazil and authenticated pursuant to the Fiscal Agency Agreement and delivered pursuant to the Underwriting Agreement, the Prospectus (including, without limitation, the Prospectus Supplement) and any amendment or supplement thereto, the Global Bonds will constitute valid and legally binding direct and unconditional obligations of Brazil under the present laws of Brazil.

I hereby consent to the filing of this opinion as Exhibit J to Amendment No. 1 to the Annual Report of Brazil on Form 18-K/A for the fiscal year ended December 31, 2014. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Fabiani Fadel Borin
Fabiani Fadel Borin
Attorney of the National Treasury of Brazil